EXHIBIT 16.1

CLARK, SCHAEFER, HACKETT & CO.
105 East Fourth St., Suite 1500
Cincinnati, OH 45202

August 14, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sir or Madam:

We have read the statements about our firm included under Item 4.01 in the current report on Form 8-K/A dated May 14, 2009 of Clacendix, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Clark, Schaefer, Hackett & Co.

CLARK, SCHAEFER, HACKETT & CO.